Exhibit 10.70.1

EMPLOYMENT LETTER AGREEMENT AMENDMENT

John R. Zavoli (“Employee”) and Path 1 Network Technologies Inc. (the “Company”) hereby agree to amend the October 16, 2002 employment letter agreement between them as follows:

Notwithstanding anything in such agreement to the contrary, if any post-termination payment to Employee otherwise called for by such agreement would, if paid later than March 15 of the calendar year after the calendar year in which Employee’s employment with the Company terminates (the “Ides of March”), constitute deferred compensation subject to Internal Revenue Code Section 409A, then such payment (to the extent not already paid by the Ides of March) shall instead be due and payable in full on the Ides of March.

Except as expressly set forth herein, such agreement (as it may have been previously amended to date) remains unchanged and in full force and effect.

Dated: September 23, 2005

/s/ John R. Zavoli
JOHN R. ZAVOLI

PATH 1 NETWORK TECHNOLOGIES INC.

By:	/s/ Frederick Cary
Frederick Cary, Co-Principal Executive Officer